As filed with the Securities and Exchange Commission on January 3, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Longboard Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	84-5009619
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

4275 Executive Square, Suite 950

La Jolla, California 92037

(858) 789-9283

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steven W. Spector, Esq.

General Counsel

Longboard Pharmaceuticals, Inc.

4275 Executive Square, Suite 950

La Jolla, California 92037

(858) 789-9283

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven M. Przesmicki, Esq.

Asa M. Henin, Esq.

Cooley LLP

10265 Science Center Drive

San Diego, CA 92121

(858) 550-6000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☒ 333-267674

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Longboard Pharmaceuticals, Inc. (the “Registrant”) is filing this Registration Statement on Form S-3 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-3 (File No. 333-267674) (the “Prior Registration Statement”), which the Registrant filed with the Commission on September 30, 2022, and which the Commission declared effective on October 11, 2022.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate amount of securities offered by the Registrant by a proposed aggregate offering price of $23,287,313, which includes shares that may be sold by the Registrant in the event the underwriters exercise their option to purchase additional shares of the Registrant’s common stock. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price of unsold securities under the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference into this Registration Statement.

The required opinion and consents are listed on the Exhibit Index below and filed herewith or incorporated by reference herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits.

(a)	Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-3 (File No. 333-267674) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit Number	Description
5.1	Opinion of Cooley LLP (incorporated by reference to Exhibit 5.1 to the Prior Registration Statement).
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Cooley LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Prior Registration Statement).
107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of La Jolla, State of California, on January 3, 2024.

LONGBOARD PHARMACEUTICALS, INC.

By:	/s/ Kevin R. Lind
Kevin R. Lind
President and Chief Executive Officer

Name	Title	Date

/s/ Kevin R. Lind Kevin R. Lind	President, Chief Executive Officer and Director (Principal Executive Officer)	January 3, 2024

/s/ Brandi L. Roberts Brandi L. Roberts	Chief Financial Officer (Principal Financial and Accounting Officer)	January 3, 2024

/s/ Vincent E. Aurentz* Vincent E. Aurentz	Director	January 3, 2024

/s/ Corinne Le Goff* Corinne Le Goff, Pharm.D.	Director	January 3, 2024

/s/ Casey C. Lynch* Casey C. Lynch	Director	January 3, 2024

/s/ Phillip M. Schneider* Phillip M. Schneider	Director	January 3, 2024

/s/ Paul J. Sekhri* Paul J. Sekhri	Director	January 3, 2024

/s/ Jane Tiller* Jane Tiller, MBChB, FRCPsych	Director	January 3, 2024

*By:	/s/ Kevin R. Lind
Kevin R. Lind
Attorney-in-fact